LETTER AGREEMENT

Amended and Restated Distribution Agreement

July 1, 2019

AMG Distributors, Inc.

600 Steamboat Road, Suite 300

Greenwich, CT 06830

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Amended and Restated Distribution Agreement between AMG Distributors, Inc. and AMG Funds, dated as of September 17, 2015, as amended from time to time (the “Distribution Agreement”)

Ladies and Gentlemen:

AMG Funds (the “Trust”) hereby notifies you that it desires to amend and restate Appendix A and Schedule A to the Distribution Agreement. Attached as Exhibit A is an amended and restated Appendix A to the Distribution Agreement, and attached as Exhibit B is an amended and restated Schedule A to the Distribution Agreement.

Please acknowledge your agreement to amend and restate Appendix A and Schedule A to the Distribution Agreement by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds

By:	/s/ Thomas Disbrow
Name: Thomas Disbrow
Title: Treasurer, Chief Financial Officer and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Distributors, Inc.

By:	/s/ Keitha L. Kinne
Name: Keitha L. Kinne
Title: Chief Operating Officer
Date: July 1, 2019

Exhibit A

AMENDED AND RESTATED APPENDIX A

AMG GW&K Municipal Bond Fund

AMG GW&K Municipal Enhanced Yield Fund

AMG GW&K Small Cap Core Fund

AMG GW&K Small/Mid Cap Fund

AMG GW&K Trilogy Emerging Markets Equity Fund

AMG GW&K Trilogy Emerging Wealth Equity Fund

AMG Managers Essex Small/Micro Cap Growth Fund

AMG Managers Skyline Special Equities Fund

AMG Renaissance Large Cap Growth Fund

AMG SouthernSun Small Cap Fund

AMG SouthernSun U.S. Equity Fund

AMG TimesSquare Global Small Cap Fund

AMG TimesSquare Emerging Markets Small Cap Fund

AMG TimesSquare International Small Cap Fund

AMG TimesSquare Mid Cap Growth Fund

AMG TimesSquare Small Cap Growth Fund

AMG Yacktman Focused Fund

AMG Yacktman Focused Fund – Security Selection Only

AMG Yacktman Fund

AMG Yacktman Special Opportunities Fund

Date: July 1, 2019

Exhibit B

AMENDED AND RESTATED SCHEDULE A

Class	Annual Rate of Average Daily Value of Net Assets
Class N	0.25%*

*	Subject to applicable limits imposed by FINRA Rule 2341 or any successor rule.

Date: July 1, 2019